Exhibit 99.1

July 22, 2026
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Second Quarter 2026 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or the "Company"), one of the largest and most diversified freight transportation companies, operating the largest full truckload fleet in North America, today reported second quarter 2026 net income attributable to Knight-Swift of $43.2 million and Adjusted Net Income Attributable to Knight-Swift1 of $102.8 million. GAAP earnings per diluted share for the second quarter of 2026 were $0.26, compared to $0.21 for the second quarter of 2025. Adjusted EPS1 was $0.63 for the second quarter of 2026, compared to $0.35 for the second quarter of 2025.

Key Financial Highlights

	Quarter Ended June 30,
	2026	2025	Change
	(Dollars in thousands, except per share data)
Total revenue	$2,095,712	$1,861,940	12.6%
Revenue, excluding truckload and LTL fuel surcharge	$1,764,387	$1,672,201	5.5%
Operating income	$104,851	$72,616	44.4%
Adjusted Operating Income [1]	$150,954	$103,762	45.5%
Net income attributable to Knight-Swift	$43,189	$34,243	26.1%
Adjusted Net Income Attributable to Knight-Swift [1]	$102,752	$57,179	79.7%
Earnings per diluted share	$0.26	$0.21	23.8%
Adjusted EPS [1]	$0.63	$0.35	80.0%

1See GAAP to non-GAAP reconciliation in the schedules following this release.
During the second quarter of 2026, consolidated total revenue was $2.1 billion, a 12.6% increase from the second quarter of 2025, while consolidated revenue, excluding truckload and LTL fuel surcharge, grew 5.5%. Consolidated operating income was $104.9 million, a 44.4% increase compared to the same quarter last year. Adjusted Operating Income was $151.0 million, a 45.5% increase year-over-year. The consolidated operating ratio for the quarter improved 110 basis points year-over-year to 95.0%, and the Adjusted Operating Ratio1 improved 240 basis points to 91.4%.
•Truckload — Revenue, excluding fuel surcharge, increased 2.8% year-over-year driven by a 5.5% improvement in revenue per loaded mile, excluding fuel surcharge and intersegment transactions. Adjusted Operating Ratio of 91.0% was 360 basis points better year-over-year, primarily driven by pricing improvement and a 140 basis point reduction in empty miles percentage.
•LTL — Revenue, excluding fuel surcharge, decreased 1.4% year-over-year on a 3.7% decrease in shipments per day as initiatives to improve freight mix and network efficiency continue. Tonnage per day grew 4.0% on a 7.9% increase in weight per shipment, and length of haul grew 5.3%. Adjusted Operating Ratio of 92.1% improved 100 basis points year-over-year.
•Logistics — Revenue grew 8.9% year-over-year as revenue per load increased 29.6% while load count declined 16.4% as we maintain a disciplined approach to profitability and carrier quality. Gross margin of 15.4% declined 120 basis points sequentially from first quarter levels as pressure on third-party capacity continues.
•Intermodal — Revenue grew 34.9% year-over-year and Operating Ratio improved 470 basis points to 99.4%. Revenue per load grew 12.8% and load count improved 19.6% year-over-year to the highest second quarter mark since 2021.

Our GAAP and non-GAAP results for the quarter include certain items that impact the comparability of year-over-year results. These items include a $17.6 million reduction in interest expense and a 4.9 percentage point increase in the effective tax rate on our GAAP results year-over-year. Additionally, operating income for the current quarter includes $5.8 million of costs for the new accounts receivable securitization program whereas costs of the prior arrangement were reported in interest expense prior to 2026. Further, our GAAP results for the current quarter include a $22.8 million expense for a mark-to-market adjustment related to certain purchase price obligations associated with the acquisition of U.S. Xpress, an $18.2 million severance charge primarily related to the retirement and related consulting arrangement for our former executive chairman, an $8.2 million increase in estimated accrual exposure related to a pre-acquisition U.S. Xpress tax assessment, and a $1.5 million write-off of debt issuance costs, while the prior year quarter included $11.5 million of impairment and severance charges, all of which are excluded from our non-GAAP results as shown in the reconciliation schedules following this release.
Adam Miller, CEO of Knight-Swift, commented, "The second quarter saw a continued and rapid progression in truckload market conditions, with supply-driven tightening pushing spot rates, tender rejection rates, and contractual negotiations higher over the course of the quarter. We believe our business is positioned particularly well for environments such as this, with our leading over-the-road scale, agility in the market to optimize yield, collaborative cross-brand solutions to meet shippers' needs, an industry-leading academy network and training infrastructure to source professional drivers, and an intense cultural focus on cost and excellence in execution to convert opportunities into earnings. We believe demand for our truckload service offering is outpacing the market, as evidenced by our tender rejection rates running roughly twice the levels of public indicators in the second quarter. Realized revenue per mile was just beginning to recover in the second quarter, as contract rate improvement in the period was largely driven by bids priced early in the year, with more recent bids reflecting the tighter backdrop only starting to take effect late in the quarter. While our Truckload revenue and margin grew during the quarter, we anticipate meaningful opportunity ahead as the improvement in rate per loaded mile accelerated from low single-digits coming into the quarter to high single-digits in June. Our over-the-road business in particular posted double-digit year-over-year improvement in rate for the month of June. In addition, disciplined network management amplified the margin opportunity as a reduction in empty miles produced even greater improvement in revenue per total mile.
"Beyond the truckload market, the LTL market saw solid demand that is starting to trend up in certain areas along with indirect benefits from the tightening in the truckload market. We are encouraged by steady gains in rate renewals, ongoing improvements in freight mix, and progress driving network efficiencies. Our Logistics segment was impacted by the squeeze on gross margin that persisted through the second quarter as the cost of spot capacity continued to escalate faster than contractual pricing gains. Our Intermodal segment posted strong volume growth and early stages of pricing improvement. Combined with structural cost reductions and efficiency gains, these factors returned the business to profitability, and we intend to build on that momentum.
"Driver availability is showing signs of tightness as safe, quality drivers are becoming more of a premium. We continue to monitor this situation across our services closely and are taking thoughtful, intentional actions designed to maximize the success of both our professional drivers and our businesses. Similar to our outlook last quarter, we expect momentum across our businesses to build as rates continue to be reset, as we maintain our cost and operational initiatives, and as we anticipate more spot and project opportunities than we have seen in recent years."

2

Other (Expense) Income — We recorded $17.9 million of expense within "Other (expense) income, net" in the second quarter of 2026, compared to $13.2 million of income in the second quarter of 2025. The net expense in the current period is primarily the result of a $22.8 million expense for the mark-to-market adjustment related to certain purchase price obligations associated with the acquisition of U.S. Xpress and a $1.5 million write-off of debt issuance costs, both of which are excluded from our non-GAAP results.
Income Taxes — The effective tax rate on our GAAP results was 34.1% for the second quarter of 2026, compared to 29.2% for the second quarter of 2025. The effective tax rate on our non-GAAP results was 24.4% for the second quarter of 2026, compared to 28.0% for the second quarter of 2025.
Dividend — On May 12, 2026, our board of directors declared a quarterly cash dividend of $0.20 per share of our common stock. The dividend was payable to the Company's stockholders of record as of June 8, 2026, and was paid on June 22, 2026.

Segment Financial Performance
Truckload Segment

	Quarter Ended June 30,
	2026	2025	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$1,103,069	$1,073,300	2.8%
Operating income	$89,145	$45,420	96.3%
Adjusted Operating Income [1]	$98,924	$58,404	69.4%
Operating ratio	93.4%	96.3%	(290	bps)
Adjusted Operating Ratio [1]	91.0%	94.6%	(360	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our diverse Truckload segment consists of our irregular route, dedicated, refrigerated, expedited, flatbed, and cross-border truckload operations across our brands with approximately 14,900 irregular route tractors and nearly 5,800 dedicated tractors.
The Truckload market continued to rapidly evolve in the second quarter as seen in broad market indicators showing strengthening spot rates, contract pricing, and load tender rejection rates. Truckload segment revenue, excluding fuel surcharge and intersegment transactions, grew 2.8% year-over-year, as a 5.5% improvement in revenue per loaded mile, excluding fuel surcharge and intersegment transactions, overcame a 2.6% decrease in loaded miles which was largely driven by a tightening driver supply that pressured our seated truck count. Adjusted Operating Ratio improved 360 basis points year-over-year to 91.0%. Adjusted Operating Income improved 69.4% year-over-year, largely as a result of the improvement in pricing and a 140 basis point reduction in empty miles percentage as we improve the efficiency of our network. Total miles per tractor declined 1.4% year-over-year, largely due to the reduction in empty miles as loaded miles per tractor increased year-over-year for the seventh consecutive quarter.
The ongoing progress at U.S. Xpress is encouraging, and this brand is making strides with greater rate improvement than the legacy brands in the strengthening market, as we expected given the relative starting points. This helped the U.S. Xpress over-the-road division reach an important milestone, as the most challenged part of the business at the time of acquisition achieved its first profitable quarter since the acquisition. Across our truckload segment, we are focused on closely monitoring market pricing and demand development, intentionally deploying capacity, intensely managing costs, increasing our seated truck percentage, and enhancing utilization in order to maximize the opportunities provided by an improving market.

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LTL Segment

	Quarter Ended June 30,
	2026	2025	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge	$333,006	$337,726	(1.4%)
Operating income	$21,659	$18,333	18.1%
Adjusted Operating Income [1]	$26,449	$23,353	13.3%
Operating ratio	94.8%	95.3%	(50	bps)
Adjusted Operating Ratio [1]	92.1%	93.1%	(100	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
The LTL market is experiencing demand that is generally solid and starting to trend better with indirect effects beginning to emerge from the truckload market tightening. Revenue, excluding fuel surcharge, declined 1.4% year-over-year driven by a 3.7% decrease in shipments per day as we metered certain volumes to improve network efficiency, freight mix, and service delivery. Improvements in freight mix produced 4.0% growth in daily tonnage, 7.9% growth in weight per shipment, and a 5.3% increase in length of haul year-over-year. Revenue per hundredweight, excluding fuel surcharge, fell 4.2%, driven by the increase in weight per shipment while renewal rates continued their recent trend of mid single-digit percentage increases. Revenue per shipment, excluding fuel surcharge, increased by 3.4% year-over-year. The Adjusted Operating Ratio improved 100 basis points year-over-year to 92.1%, and Adjusted Operating Income grew 13.3%.
During the quarter, we replaced three facilities with larger ones and opened one new service center to improve network efficiency and facilitate further growth. We believe ongoing bid events with new and existing customers will provide further opportunities to grow shipment volume, improve our freight mix, and drive operational efficiencies. Our near-term focus is to drive both revenue and margin expansion in the business through strong service, disciplined pricing, and cost efficiency. We continue to look for both organic and inorganic opportunities to geographically expand our footprint within the LTL market.
Logistics Segment

	Quarter Ended June 30,
	2026	2025	Change
	(Dollars in thousands)
Revenue	$139,696	$128,298	8.9%
Operating income	$3,827	$5,547	(31.0%)
Adjusted Operating Income [1]	$4,986	$6,711	(25.7%)
Operating ratio	97.3%	95.7%	160	bps
Adjusted Operating Ratio [1]	96.4%	94.8%	160	bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
The Logistics segment grew revenue 8.9% year-over-year, driven by a 29.6% increase in revenue per load, partially offset by a 16.4% decline in load count as we maintain a disciplined approach to profitability and carrier quality. The Adjusted Operating Ratio of 96.4% was a 160 basis point degradation year-over-year, as a reduction in industry capacity and further enhancements to our rigorous carrier screening practices drove up purchased transportation costs, pressuring gross margins and load acceptance. Gross margin percent declined 350 basis points year-over-year and 120 basis points sequentially from the first quarter to 15.4%.
As contractual pricing is reset through bid activity and proactive rate reviews, we expect to improve load volumes at appropriate gross margins. We remain disciplined on price and diligent in carrier qualification to provide value to customers while maintaining profitability. We continue to leverage our power-only capabilities to complement our asset business, build a broader and more diversified freight portfolio, and to enhance the returns on our capital assets.

4

Intermodal Segment

	Quarter Ended June 30,
	2026	2025	Change
	(Dollars in thousands)
Revenue	$113,388	$84,065	34.9%
Operating income (loss)	$653	$(3,429)	—
Operating ratio	99.4%	104.1%	(470	bps)

The Intermodal segment grew revenue 34.9% and improved its operating ratio 470 basis points year-over-year through a 19.6% increase in load count, a 12.8% increase in revenue per load, and improvements in cost and network efficiency. On a sequential basis, load count grew 9.7%, and revenue per load grew 10.4% over the first quarter levels. We outsource only a low single-digit percentage of our drayage needs, which should provide some insulation from the tightening in dray capacity. We remain focused on delivering excellent service and driving appropriate returns through cost control, network balance, equipment utilization, and growing our load count with disciplined pricing.
All Other Segments

	Quarter Ended June 30,
	2026	2025	Change
	(Dollars in thousands)
Revenue	$105,564	$74,446	41.8%
Operating (loss) income	$(10,433)	$6,745	(254.7%)

All Other Segments include warehousing and support services provided to our customers, independent contractors, and third-party carriers, including equipment leasing, trailer parts manufacturing, insurance, equipment maintenance, and warranty services. All Other Segments also include certain corporate expenses (such as legal settlements and accruals, as well as $11.5 million in quarterly amortization of intangibles related to the 2017 merger between Knight and Swift and certain acquisitions). Additionally, beginning January 1, 2026, All Other Segments also includes the cost of our accounts receivable securitization program that was formerly reported in interest expense.
Revenue within our All Other Segments for the second quarter increased 41.8% year-over-year, driven by growth in warehousing and trailer leasing. Operating results declined year-over-year to an operating loss due to the inclusion of the $5.8 million of costs for the accounts receivable securitization program as well as an $18.2 million severance charge primarily related to the retirement and related consulting arrangement for our former executive chairman, which is excluded from our consolidated non-GAAP results as shown in the reconciliation schedules following this release.

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Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses)

	Year-to-Date June 30,
	2026	2025	Change
	(In thousands)
Net cash provided by operating activities	$450,358	$325,929	$124,429
Net cash used in investing activities	(257,063)	(189,617)	(67,446)
Net cash used in financing activities	(234,376)	(161,586)	(72,790)
Net decrease in cash, restricted cash, and equivalents [1]	$(41,081)	$(25,274)	$(15,807)
Net capital expenditures	$(259,918)	$(172,248)	$(87,670)

1"Net decrease in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.
Liquidity and Capitalization — As of June 30, 2026, we had a balance of $1.7 billion of unrestricted cash and available liquidity and $7.0 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $2.2 billion as of June 30, 2026. Free Cash Flow3 for the year-to-date period ended June 30, 2026, was $190.4 million, reflecting $450.4 million in operating cash flows and $259.9 million of cash capital expenditures, net of disposal proceeds. From a financing perspective, during the first half of 2026 we issued $1.5 billion face amount of convertible 1.0% bonds due November 2031, and we made $626.0 million of net payments on our 2025 Revolver, $775.0 million in payments on outstanding term loans, $66.7 million in payments on our finance lease liabilities and $77.6 million in payments on operating lease liabilities. Additionally, we had a net increase of $63.0 million in the outstanding investment in the accounts receivable securitization program.
Equipment and Capital Expenditures — Gain on sale of operating assets was $23.4 million in the second quarter of 2026, compared to $11.7 million in the same quarter of 2025. The average age of the tractor fleet within our Truckload segment was 2.8 years in the second quarter of 2026, compared to 2.7 years in the same quarter of 2025. The average age of the tractor fleet within our LTL segment was 3.8 years in the second quarter of 2026 and 4.5 years in the same quarter of 2025. We expect net cash capital expenditures for full-year 2026 will be in the range of $600 million - $650 million. Our expected net cash capital expenditures primarily represent replacements of existing tractors and trailers and investments in our terminal network, driver amenities, and technology, and exclude acquisitions.
______________
3See GAAP to non-GAAP reconciliations in the schedules following this release.
Guidance — We expect that Adjusted EPS1 will range from $0.71 to $0.77 for the third quarter of 2026. In general, this guidance for the third quarter assumes current conditions continue with pressured capacity and stable demand and that we experience typical seasonal demand patterns in the truckload and LTL markets. Our expected Adjusted EPS1 range is based on the current truckload, LTL, and general market conditions, recent trends, and the current beliefs, assumptions, and expectations of management, as follows:
Truckload
•Truckload Segment revenue, excluding fuel surcharge, up mid single digit percent year-over-year with Adjusted Operating Ratio improving 650 - 750 basis points year-over-year in third quarter.
LTL
•LTL Segment revenue, excluding fuel surcharge, up low single digit percent year-over-year with Adjusted Operating Ratio in low 90's for third quarter.
Logistics
•Logistics Segment revenue and Adjusted Operating Ratio fairly stable sequentially in third quarter.

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Intermodal
•Intermodal Segment revenue up low single-digit percent sequentially with Adjusted Operating Ratio improving slightly sequentially in third quarter.
All Other
•All Other Segments operating income, before including the $11.5 million quarterly intangible asset amortization, approximately $18 million to $22 million in third quarter, which includes approximately $6 million of AR securitization cost that was reported as interest expense in 2025.
Additional
•Gain on sale to be in the range of $12 million to $17 million in third quarter,
•Net interest expense down approximately $5 million sequentially in third quarter,
•"Other income, net" below the line expected to be roughly $2 million to $4 million in third quarter,
•Net cash capital expenditures for full-year 2026 expected range of $600 million - $650 million,
•Expected effective tax rate on adjusted income before taxes of approximately 25.5% to 26.5% for third quarter and approximately 25.0% to 26.0% for full year 2026.
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS1 guidance.
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1Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.34 for full-year 2026), as well as non-cash impairments and certain other unusual items, if any.

Conference Call
Knight-Swift will host a conference call to discuss the earnings release, the results of operations, and other matters following its earnings press release on Wednesday, July 22, 2026, at 5:30 p.m. EDT. An online, real-time webcast of the quarterly conference call will be available on the Company's website at investor.knight-swift.com. Please note that since the call is expected to begin promptly as scheduled, you will need to join a few minutes before that time. Slides to accompany this call will also be posted on the Company’s website and will be available to download just before the scheduled conference call. To view the slides or listen to the webcast, please visit investor.knight-swift.com, "Knight-Swift Q2 2026 Earnings."

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple full truckload, LTL, intermodal, and logistics services. Knight-Swift uses a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating one of the country's largest tractor fleets, Knight-Swift also contracts with third-party equipment providers to provide a broad range of transportation services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
Adam Miller, Chief Executive Officer, Andrew Hess, Chief Financial Officer, or Brad Stewart, Treasurer & SVP Investor Relations: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," "design", ''focus," "outlook," "foresee," "will," "could," "should," "may," "feel", "goal," "opportunity," "continue," "remain," or similar expressions. Such statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, expenses, operating ratio, Adjusted Operating Ratio, cash flows, dividends, share repurchases, leverage ratio, capital expenditures (including the nature and funding thereof), gain on sale, tax rates, capital structure, capital allocation, liquidity, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services, or growth strategies or opportunities; any statements regarding future economic, industry, or Company conditions, environment, or performance, including, without limitation, expectations regarding future trade policy or tariffs, supply or demand, volume, capacity, rates, costs, inflation, or seasonality; future performance or growth of any of our reportable segments, including expected revenues, costs, utilization, or rates within our Truckload segment, expected network, door count, volumes, capacity, revenue, costs, or margin within our LTL segment, expected freight portfolio, pricing, profitability, or return on capital assets within our Logistics segment, and expected pricing, costs, freight portfolio, equipment utilization, or volumes within our Intermodal segment; any statements under “Guidance”; and any statements of belief and any statement of assumptions underlying any of the foregoing.
Forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2025, and various disclosures in our press releases, stockholder reports, and Current Reports on Form 8-K. If the risks or uncertainties ever materialize, or the beliefs, assumptions, or expectations prove incorrect, our business and results of operations may differ materially from those expressed or implied by such forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof, and we disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

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Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Quarter Ended June 30,		Year-to-Date June 30,
	2026	2025	2026	2025
	(In thousands, except per share data)
Revenue:
Revenue, excluding truckload and LTL fuel surcharge	$1,764,387	$1,672,201	$3,402,419	$3,305,164
Truckload and LTL fuel surcharge	331,325	189,739	543,516	381,138
Total revenue	2,095,712	1,861,940	3,945,935	3,686,302
Operating expenses:
Salaries, wages, and benefits	768,813	754,582	1,497,511	1,476,241
Fuel	307,361	203,566	538,699	410,812
Operations and maintenance	136,438	139,970	264,911	272,342
Insurance and claims	100,164	85,281	209,321	177,506
Operating taxes and licenses	34,735	34,525	72,129	68,891
Communications	7,245	7,381	13,687	14,764
Depreciation and amortization of property and equipment	178,161	176,538	354,970	354,017
Amortization of intangibles	18,834	19,246	37,736	38,492
Rental expense	43,876	43,196	88,928	86,062
Purchased transportation	322,147	265,722	600,775	543,016
Impairments	—	10,584	882	10,612
Miscellaneous operating expenses	73,087	48,733	132,951	94,268
Total operating expenses	1,990,861	1,789,324	3,812,500	3,547,023
Operating income	104,851	72,616	133,435	139,279
Other (expenses) income:
Interest income	1,824	3,036	3,630	6,070
Interest expense	(23,251)	(40,878)	(53,980)	(81,081)
Other (expense) income, net	(17,919)	13,150	(19,100)	24,188
Total other (expenses) income, net	(39,346)	(24,692)	(69,450)	(50,823)
Income before income taxes	65,505	47,924	63,985	88,456
Income tax expense	22,355	13,993	22,248	24,296
Net income	43,150	33,931	41,737	64,160
Net loss attributable to noncontrolling interest	39	312	135	722
Net income attributable to Knight-Swift	$43,189	$34,243	$41,872	$64,882
Other comprehensive income (loss)	233	(109)	573	354
Comprehensive income	$43,422	$34,134	$42,445	$65,236

Earnings per share:
Basic	$0.27	$0.21	$0.26	$0.40
Diluted	$0.26	$0.21	$0.26	$0.40

Dividends declared per share:	$0.20	$0.18	$0.40	$0.36

Weighted average shares outstanding:
Basic	162,579	162,131	162,502	162,052
Diluted	163,283	162,541	163,216	162,497

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Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2026	December 31, 2025
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$186,114	$220,420
Cash and cash equivalents – restricted	74,715	82,381
Trade receivables, net of allowance for doubtful accounts of $29,354 and $30,647, respectively	434,776	305,324
Contract balance – revenue in transit	12,014	9,642
Prepaid expenses	106,917	113,985
Assets held for sale	51,801	72,985
Income tax receivable	48,899	45,895
Other current assets	27,680	36,894
Total current assets	942,916	887,526
Property and equipment, net	4,772,226	4,717,725
Operating lease right-of-use assets	291,343	314,571
Goodwill	3,934,741	3,934,741
Intangible assets, net	1,897,759	1,935,699
Other long-term assets	165,360	165,174
Total assets	$12,004,345	$11,955,436

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$281,673	$200,835
Accrued payroll and purchased transportation	209,555	194,910
Accrued liabilities	60,117	66,638
Claims accruals – current portion	243,912	246,882
Finance lease liabilities and long-term debt – current portion	166,487	194,406
Operating lease liabilities – current portion	113,587	127,538
Total current liabilities	1,075,331	1,031,209
Revolving line of credit	—	626,000
Long-term debt – less current portion	231,425	1,027,793
Convertible senior notes	1,465,833	—
Finance lease liabilities – less current portion	511,867	502,042
Operating lease liabilities – less current portion	195,965	207,788
Claims accruals – less current portion	396,082	359,546
Deferred tax liabilities	898,110	904,075
Other long-term liabilities	238,922	205,117
Total liabilities	5,013,535	4,863,570
Stockholders’ equity:
Common stock	1,627	1,623
Additional paid-in capital	4,414,691	4,480,725
Accumulated other comprehensive loss	(143)	(716)
Retained earnings	2,565,098	2,600,822
Total Knight-Swift stockholders' equity	6,981,273	7,082,454
Noncontrolling interest	9,537	9,412
Total stockholders’ equity	6,990,810	7,091,866
Total liabilities and stockholders’ equity	$12,004,345	$11,955,436

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Segment Operating Statistics (Unaudited)

Quarter Ended June 30,	Year-to-Date June 30,
2026	2025	Change	2026	2025	Change
Truckload
Average revenue per tractor	$53,275	$50,364	5.8%	$102,951	$98,167	4.9%
Non-paid empty miles percentage	12.5%	13.9%	(140	bps)	12.9%	14.0%	(110)	bps
Average length of haul (miles)	376	369	1.9%	375	371	1.1%
Miles per tractor	21,033	21,335	(1.4%)	41,323	41,366	(0.1%)
Average tractors	20,705	21,311	(2.8%)	20,866	21,610	(3.4%)
Average trailers [1]	81,962	85,449	(4.1%)	82,125	85,689	(4.2%)

LTL [2]
Shipments per day	24,000	24,918	(3.7%)	23,560	24,140	(2.4%)
Weight per shipment (pounds)	1,060	982	7.9%	1,047	982	6.6%
Average length of haul (miles)	701	666	5.3%	697	653	6.7%
Revenue per shipment	$244.11	$213.26	14.5%	$234.23	$211.68	10.7%
Revenue xFSC per shipment	$192.26	$185.87	3.4%	$190.93	$183.79	3.9%
Revenue per hundredweight	$23.03	$21.72	6.0%	$22.37	$21.55	3.8%
Revenue xFSC per hundredweight	$18.14	$18.93	(4.2%)	$18.24	$18.71	(2.5%)
Average tractors [3]	4,307	4,193	2.7%	4,273	4,108	4.0%
Average trailers [4]	11,454	10,962	4.5%	11,368	10,969	3.6%

Logistics
Revenue per load - Brokerage only	$2,624	$2,025	29.6%	$2,380	$1,988	19.7%
Gross margin - Brokerage only	15.4%	18.9%	(350	bps)	16.0%	18.5%	(250)	bps

Intermodal
Average revenue per load	$2,901	$2,572	12.8%	$2,771	$2,580	7.4%
Load count	39,082	32,682	19.6%	74,698	67,893	10.0%
Average tractors	619	602	2.8%	607	612	(0.8%)
Average containers	12,498	12,543	(0.4%)	12,504	12,544	(0.3%)

1Second quarter 2026 and 2025 includes 8,041 and 9,549 trailers, respectively, related to leasing activities recorded within our All Other Segments. The year-to-date period ending June 30, 2026 and 2025 includes 8,496 and 9,443 trailers, respectively, related to leasing activities recorded within our All Other Segments. Starting with the fourth quarter of 2025, the Company is excluding its chassis trailers from its average trailer calculation. Prior period information has been recast for comparability.
2Operating statistics within the LTL segment exclude dedicated and other businesses.
3Our LTL tractor fleet includes 650 and 660 tractors from ACT's dedicated and other businesses for the second quarter of 2026 and 2025, respectively. Our LTL tractor fleet includes 648 and 664 tractors from ACT's dedicated and other businesses for the year-to-date period ending June 30, 2026 and 2025, respectively.
4Our LTL trailer fleet includes 1,356 and 1,039 trailers from ACT's dedicated and other businesses for the second quarter of 2026 and 2025, respectively. Our LTL trailer fleet includes 1,333 and 1,027 trailers from ACT's dedicated and other businesses for the year-to-date period ending June 30, 2026 and 2025, respectively.

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted Operating Expenses," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted Operating Expenses, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow, are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio [1]

	Quarter Ended June 30,		Year-to-Date June 30,
	2026	2025	2026	2025
GAAP Presentation	(Dollars in thousands)
Total revenue	$2,095,712	$1,861,940	$3,945,935	$3,686,302
Total operating expenses	(1,990,861)	(1,789,324)	(3,812,500)	(3,547,023)
Operating income	$104,851	$72,616	$133,435	$139,279
Operating ratio	95.0%	96.1%	96.6%	96.2%

Non-GAAP Presentation
Total revenue	$2,095,712	$1,861,940	$3,945,935	$3,686,302
Truckload and LTL fuel surcharge	(331,325)	(189,739)	(543,516)	(381,138)
Revenue, excluding truckload and LTL fuel surcharge	1,764,387	1,672,201	3,402,419	3,305,164

Total operating expenses	1,990,861	1,789,324	3,812,500	3,547,023
Adjusted for:
Truckload and LTL fuel surcharge	(331,325)	(189,739)	(543,516)	(381,138)
Amortization of intangibles [2]	(18,979)	(19,621)	(38,021)	(39,249)
Impairments [3]	—	(10,584)	(882)	(10,612)
Legal accruals and loss contingencies [4]	(699)	—	(1,299)	(261)
Pre-acquisition U.S. Xpress tax assessment increase [5]	(8,228)	—	(8,228)	—
Severance [6]	(18,197)	(941)	(18,715)	(941)
Restructuring expense [7]	—	—	(200)	—
Adjusted Operating Expenses	1,613,433	1,568,439	3,201,639	3,114,822
Adjusted Operating Income	$150,954	$103,762	$200,780	$190,342
Adjusted Operating Ratio	91.4%	93.8%	94.1%	94.2%

1     Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, the ACT acquisition, the U.S. Xpress acquisition, and other acquisitions, as well as the non-cash amortization expense related to the fair value of favorable leases assumed in the DHE acquisition included within "Rental expense" in the condensed consolidated statements of comprehensive income.
3    "Impairments" reflects the non-cash impairment:
•First quarter 2026 reflects non-cash impairments related to certain intangible assets (within the All Other Segments) and assets held for sale (within the Truckload segment).
•Second quarter 2025 reflects non-cash impairments related to certain real property owned and leased (within the Truckload segment). First quarter 2025 reflects non-cash impairments related to certain real property leases (within the Truckload segment).
4    "Legal accruals" are included in "Insurance and claims" and "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect the following:
•During the second quarter of 2026, the Company recorded estimated legal expense for various legal matters and reduced the estimated amount reserved for a loss contingency related to our third-party carrier insurance business (within the All Other Segments). First quarter 2026 legal expense reflects the net increased estimated exposure for accrued legal matters based on recent settlement agreements.
•First quarter 2025 legal expense reflects the increased estimated exposure for accrued legal matters based on recent settlement agreements.
5    During the second quarter of 2026, the Company increased its estimate related to a pre-acquisition U.S. Xpress tax assessment (within the Truckload Segment) which is included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income.
6    "Severance expense" is included within "Salaries, wages, and benefits" and "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income.
7    "Restructuring expense" reflects costs incurred with the wind-down of Abilene Motor Express and is included within "Operations and maintenance" and "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS [1]

	Quarter Ended June 30,		Year-to-Date June 30,
	2026	2025	2026	2025
	(Dollars in thousands, except per share data)
GAAP: Net income attributable to Knight-Swift	$43,189	$34,243	$41,872	$64,882
Adjusted for:
Income tax expense attributable to Knight-Swift	22,355	13,993	22,248	24,296
Income before income taxes attributable to Knight-Swift	65,544	48,236	64,120	89,178
Amortization of intangibles [2]	18,979	19,621	38,021	39,249
Impairments [3]	—	10,584	882	10,612
Legal accruals and loss contingencies [4]	699	—	1,299	261
Pre-acquisition U.S. Xpress tax assessment increase [5]	8,228	—	8,228	—
Severance expense [6]	18,197	941	18,715	941
Restructuring expense [7]	—	—	200	—
Write-off of deferred debt issuance costs [8]	1,514	—	1,514	—
USX purchase price obligation mark-to-market adjustment [9]	22,810	—	22,810	—
Adjusted income before income taxes	135,971	79,382	155,789	140,241
Provision for income tax expense at effective rate [10]	(33,219)	(22,203)	(38,775)	(37,690)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$102,752	$57,179	$117,014	$102,551

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended June 30,		Year-to-Date June 30,
	2026	2025	2026	2025
GAAP: Earnings per diluted share	$0.26	$0.21	$0.26	$0.40
Adjusted for:
Income tax expense attributable to Knight-Swift	0.14	0.09	0.14	0.15
Income before income taxes attributable to Knight-Swift	0.40	0.30	0.39	0.55
Amortization of intangibles [2]	0.12	0.12	0.23	0.24
Impairments [3]	—	0.07	0.01	0.07
Legal accruals and loss contingencies [4]	—	—	0.01	—
Pre-acquisition U.S. Xpress tax assessment increase [5]	0.05	—	0.05	—
Severance expense [6]	0.11	0.01	0.11	0.01
Restructuring expense [7]	—	—	—	—
Write-off of deferred debt issuance costs [8]	0.01	—	0.01	—
USX purchase price obligation mark-to-market adjustment [9]	0.14	—	0.14	—
Adjusted income before income taxes	0.83	0.49	0.95	0.86
Provision for income tax expense at effective rate [10]	(0.20)	(0.14)	(0.24)	(0.23)
Non-GAAP: Adjusted EPS	$0.63	$0.35	$0.72	$0.63

1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net (loss) income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 2.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 5.

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6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 6.
7Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 7.
8"Write-off of deferred debt issuance costs" relates to the full repayment of the Term A-2 loan and the partial paydown of the Term A-1 loan associated with the Senior Convertible Notes transaction.
9Mark-to-market adjustment related to certain purchase price obligations associated with the acquisition of U.S. Xpress.
10For the second quarter of 2026, an adjusted effective tax rate of 24.4% was applied in our Adjusted EPS calculation to exclude certain discrete items. For the year-to-date period ending June 30, 2026, an adjusted effective tax rate of 24.9% was applied in our Adjusted EPS calculation. For the second quarter of 2025, an adjusted effective tax rate of 28.0% was applied in our Adjusted EPS calculation to exclude certain discrete items. For the year-to-date period ending June 30, 2025, an adjusted effective tax rate of 26.9% was applied in our Adjusted EPS calculation.

15

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio [1]

	Quarter Ended June 30,		Year-to-Date June 30,
Truckload Segment	2026	2025	2026	2025
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,347,343	$1,214,036	$2,549,509	$2,406,586
Total operating expenses	(1,258,198)	(1,168,616)	(2,423,306)	(2,316,566)
Operating income	$89,145	$45,420	$126,203	$90,020
Operating ratio	93.4%	96.3%	95.0%	96.3%
Non-GAAP Presentation
Total revenue	$1,347,343	$1,214,036	$2,549,509	$2,406,586
Fuel surcharge	(244,183)	(140,611)	(401,146)	(284,867)
Intersegment transactions	(91)	(125)	(187)	(336)
Revenue, excluding fuel surcharge and intersegment transactions	1,103,069	1,073,300	2,148,176	2,121,383

Total operating expenses	1,258,198	1,168,616	2,423,306	2,316,566
Adjusted for:
Fuel surcharge	(244,183)	(140,611)	(401,146)	(284,867)
Intersegment transactions	(91)	(125)	(187)	(336)
Amortization of intangibles [2]	(1,551)	(1,775)	(3,102)	(3,550)
Impairments [3]	—	(10,584)	(50)	(10,612)
Legal accruals [4]	—	—	—	(82)
Pre-acquisition U.S. Xpress tax assessment increase [5]	(8,228)	—	(8,228)	—
Restructuring expense [6]	—	—	(200)	—
Severance [7]	—	(625)	—	(625)
Adjusted Operating Expenses	1,004,145	1,014,896	2,010,393	2,016,494
Adjusted Operating Income	$98,924	$58,404	$137,783	$104,889
Adjusted Operating Ratio	91.0%	94.6%	93.6%	95.1%

1     Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions and the U.S. Xpress acquisition.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 5.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 7.
7Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio – footnote 6.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended June 30,		Year-to-Date June 30,
LTL Segment	2026	2025	2026	2025
GAAP Presentation	(Dollars in thousands)
Total revenue	$420,148	$386,854	$788,512	$739,255
Total operating expenses	(398,489)	(368,521)	(770,418)	(708,228)
Operating income	$21,659	$18,333	$18,094	$31,027
Operating ratio	94.8%	95.3%	97.7%	95.8%
Non-GAAP Presentation
Total revenue	$420,148	$386,854	$788,512	$739,255
Fuel surcharge	(87,142)	(49,128)	(142,370)	(96,271)
Revenue, excluding fuel surcharge	333,006	337,726	646,142	642,984

Total operating expenses	398,489	368,521	770,418	708,228
Adjusted for:
Fuel surcharge	(87,142)	(49,128)	(142,370)	(96,271)
Amortization of intangibles [2]	(4,790)	(5,020)	(9,576)	(10,047)
Adjusted Operating Expenses	306,557	314,373	618,472	601,910
Adjusted Operating Income	$26,449	$23,353	$27,670	$41,074
Adjusted Operating Ratio	92.1%	93.1%	95.7%	93.6%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the ACT, MME, and DHE acquisitions, as well as the non-cash amortization expense related to the fair value of favorable leases assumed in the DHE acquisition.

17

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income, Adjusted Operating Expenses, and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended June 30,		Year-to-Date June 30,
Logistics Segment	2026	2025	2026	2025
GAAP Presentation	(Dollars in thousands)
Revenue	$139,696	$128,298	$267,304	$269,919
Total operating expenses	(135,869)	(122,751)	(259,854)	(259,229)
Operating income	$3,827	$5,547	$7,450	$10,690
Operating ratio	97.3%	95.7%	97.2%	96.0%
Non-GAAP Presentation
Revenue	$139,696	$128,298	$267,304	$269,919

Total operating expenses	135,869	122,751	259,854	259,229
Adjusted for:
Amortization of intangibles [2]	(1,159)	(1,164)	(2,323)	(2,328)
Adjusted Operating Expenses	134,710	121,587	257,531	256,901
Adjusted Operating Income	$4,986	$6,711	$9,773	$13,018
Adjusted Operating Ratio	96.4%	94.8%	96.3%	95.2%

	Quarter Ended June 30,		Year-to-Date June 30,
Intermodal Segment	2026	2025	2026	2025
GAAP Presentation	(Dollars in thousands)
Revenue	$113,388	$84,065	$206,977	$175,168
Total operating expenses	(112,735)	(87,494)	(207,748)	(180,409)
Operating income (loss)	$653	$(3,429)	$(771)	$(5,241)
Operating ratio	99.4%	104.1%	100.4%	103.0%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the U.S. Xpress and UTXL acquisitions.

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Non-GAAP Reconciliation (Unaudited):
Free Cash Flow [1]

Year-to-Date June 30, 2026

GAAP: Cash flows from operations	$450,358
Adjusted for:
Proceeds from sale of property and equipment, including assets held for sale	120,764
Purchases of property and equipment	(380,682)
Non-GAAP: Free cash flow	$190,440

1Pursuant to the requirements of Regulation G, this table reconciles GAAP cash flows from operations to non-GAAP Free Cash Flow.

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